AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 17, 2006

REGISTRATION NO.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LASERCARD CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	77-0176309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1875 NORTH SHORELINE BLVD
MOUNTAIN VIEW, CALIFORNIA	94043-1319
(Address of principal executive offices)	(Zip Code)

2004 EQUITY INCENTIVE COMPENSATION PLAN

Full title of the plan

STEVEN G. LARSON	COPY TO:
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER	STEPHEN M. WURZBURG, ESQ.
LASERCARD CORPORATION	PILLSBURY WINTHROP SHAW PITTMAN LLP
1875 NORTH SHORELINE BLVD	2475 HANOVER STREET
MOUNTAIN VIEW, CALIFORNIA 94043	PALO ALTO, CA 94304
(650) 969-7277	(650) 233-4500
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED(1)	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value, to be issued under the 2004 Equity Incentive Compensation Plan.(4)	402,215	$20.26	(3)	$6,381,900	$682.67	(5)

(1)	The securities to be registered include options and rights to acquire $0.01 par value common stock (“Common Stock”).
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without the receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of the Registrant’s Common Stock on the NASDAQ National Market on March 10, 2006.
(4)	This includes (1) 315,000 additional shares reserved under the 2004 Equity Incentive Compensation Plan (the “2004 Plan”) which had never been reserved for issuance under any other employee benefit plan and (2) 87,215 shares originally reserved under Registrant’s prior stock option plan as of October 1, 2004, were subject to then outstanding options under that plan that subsequently lapsed.
(5)	The filing fee was calculated solely on the basis of the 315,000 shares reserved for the first time under the 2004 Plan. The filing fee for the other 87,215 shares described in footnote 4 transferred from Registrant’s prior stock option plan has been paid in connection with two prior registration statements of LaserCard Corporation on Form S-8 covering the prior stock option plan, No. 333-113690 filed on March 17, 2004, covering 39,766 of these shares and No 333-71548 filed on October 12, 2001, covering 47,449 of these shares, and is creditable under Rule 457(p).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH

RULE 462 UNDER THE SECURITIES ACT.

INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 15, 2005 (File No. 333-122840) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (“Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2005, filed on June 15, 2005.

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2005, September 30, 2005, and December 31, 2005, filed on August 8, 2005, November 3, 2005, and February 3, 2006, respectively.

(c) The Registrant’s Current Reports on Form 8-K dated September 23, 2005 (which was filed on September 29, 2005) and dated September 12, 2005 (which was filed on September 16, 2005, and amended by Form 8-K/A on September 29, 2005.

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by the Annual Report referred to in (a) above.

(e) The description of Registrant’s common stock contained in the Registrant’s General Form for Registration of Securities on Form 10 filed on June 27, 1972 for such common stock filed under Section 12 of the Exchange Act.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Jerald E. Rosenblum, who is Secretary of the Registrant and of counsel to Pillsbury Winthrop Shaw Pittman LLP, counsel to the Registrant, owns 8,443 shares of common stock of the Registrant.

ITEM 8. EXHIBITS.

See Index to Exhibits, which list of exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 17th day of March 2006.

LASERCARD CORPORATION

By	/s/ Richard M. Haddock
Richard M. Haddock
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby make, constitute and appoint Richard M. Haddock and Steven G. Larson, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ Richard M. Haddock Richard M. Haddock	Director and Chief Executive Officer (Principal Executive Officer)	March 17, 2006

/s/ Steven G. Larson Steven G. Larson	Vice President, Finance and Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2006

/s/ Christopher J. Dyball Christopher J. Dyball	Director	March 16, 2006

/s/ Arthur H. Hausman Arthur H. Hausman	Director	March 17, 2006

/s/ Donald E. Mattson Donald E. Mattson	Director	March 17, 2006

/s/ Dan Maydan Dan Maydan	Director	March 17, 2006

/s/ Albert J. Moyer Albert J. Moyer	Director	March 17, 2006

/s/ Walter F. Walker Walter F. Walker	Director	March 15, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP

23.1	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, Independent Registered Public Accounting Firm

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.4	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (see page 3)